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                                                                    EXHIBIT 99.1

                                 SITESMITH, INC.
                           STOCKHOLDER WRITTEN CONSENT

     The undersigned stockholder of SiteSmith, Inc., a Delaware corporation ("SiteSmith"), hereby votes such stockholder's shares with respect to the proposal set forth below in the manner indicated.

RESOLUTION #1 - ADOPTION OF THE MERGER AGREEMENT; ADOPTION OF THE ESCROW AGREEMENT; APPOINTMENT OF ESCROW REPRESENTATIVE.

VOTING INSTRUCTION: ALL STOCKHOLDERS SHOULD VOTE ON THE MATTER SET FORTH BELOW. PLEASE MARK YOUR VOTE, AS IN THIS EXAMPLE [X].

To approve and adopt the Agreement and Plan of Merger (the "AGREEMENT"), in the form attached as ANNEX [ ] to the Information Statement/Prospectus (the "INFORMATION STATEMENT/PROSPECTUS") dated October __, 2000, by and between Metromedia Fiber Network, Inc., a Delaware corporation ("METROMEDIA"), Aqueduct Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("Sub") and SiteSmith, Inc. ("SITESMITH"), pursuant to which Sub will be merged with and into SiteSmith, after which SiteSmith will be the surviving entity (the "MERGER"), and the arrangements contemplated thereunder, including, without limitation, the indemnification obligations of the stockholders of SiteSmith pursuant to Article VII of the Agreement, which adoption of the Agreement shall also serve as approval and adoption of the Escrow Agreement, in the form attached as ANNEX [ ]to the Information Statement/Prospectus, and the arrangements contemplated thereunder, including the appointment of Mark F. Spagnolo as the representative of the stockholders in administering claims against the escrow fund; PROVIDED, HOWEVER, that the officers of SiteSmith are hereby authorized to make such changes and amendments to the Agreement, and any and all agreements and documents attached thereto as exhibits or contemplated thereby, including the Escrow Agreement, as they may deem necessary or appropriate.

     [  ]   FOR            [  ]   AGAINST           [  ]   ABSTAIN

RESOLUTION # 2 - CONVERSION OF PREFERRED STOCK.

VOTING INSTRUCTION: ALL PREFERRED STOCKHOLDERS SHOULD VOTE ON THE MATTER SET FORTH BELOW. PLEASE MARK YOUR VOTE, AS IN THIS EXAMPLE [X].

To convert the shares of SiteSmith Series A preferred stock, SiteSmith Series B preferred stock and SiteSmith Series C preferred stock, respectively, into SiteSmith common stock, as set forth in Article IV(B)(4) of SiteSmith's Fourth Amended and Restated Certificate of Incorporation, which conversion shall be effective immediately prior to the consummation of the merger.

     [  ]   FOR            [  ]   AGAINST           [  ]   ABSTAIN

RESOLUTION # 3 - TERMINATION OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT.

VOTING INSTRUCTION: ALL PREFERRED STOCKHOLDERS, MARV TSEU, ROBERT RYAN AND
DAN RASMUSSEN SHOULD VOTE ON THE MATTER SET FORTH BELOW. PLEASE MARK YOUR VOTE, AS IN THIS EXAMPLE [X].

To terminate the Amended and Restated Investor Rights Agreement, dated July 20, 2000, by and among SiteSmith and certain holders of SiteSmith Series A preferred stock, Series B preferred stock and Series C preferred stock, which termination shall be effective immediately prior to the consummation of the merger.

     [  ]   FOR            [  ]   AGAINST           [  ]   ABSTAIN

THE SHARES REPRESENTED BY THIS CONSENT WILL BE TREATED AS DIRECTED OR, IF NO DIRECTION IS GIVEN AND THIS CONSENT IS PROPERLY SIGNED AND DELIVERED TO SITESMITH, WILL BE TREATED AS CONSENTING "FOR" THE PROPOSAL SET FORTH ABOVE. THE ACTIONS TAKEN BY THIS CONSENT SHALL HAVE THE SAME FORCE AND EFFECT AS IF TAKEN AT ANY MEETING OF THE STOCKHOLDERS OF SITESMITH, DULY CALLED AND CONSTITUTED PURSUANT TO THE LAWS OF THE STATE OF DELAWARE.

PLEASE FAX THIS CONSENT USING THE ENCLOSED RETURN FACSIMILE COVER PAGE TO:
ELIZABETH HOLMES, VENTURE LAW GROUP, (650) 233-8386; AND RETURN THE ORIGINAL IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE TO: ELIZABETH HOLMES, VENTURE LAW GROUP, 2800 SAND HILL ROAD, MENLO PARK, CA 94025.


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         If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each owner should sign.

Dated:          __________ __, ____

_________________________________        ___________________________________
(Please Type or Print Name)              (Please Type or Print Name)

_________________________________        ___________________________________
(Signature)                              (Signature)


Number of Shares of SiteSmith Common Stock Owned by Stockholder: _____________

Number of Shares of SiteSmith Series A Preferred Stock Owned by Stockholder: _____________

Number of Shares of SiteSmith Series B Preferred Stock Owned by Stockholder: _____________

Number of Shares of SiteSmith Series C Preferred Stock Owned by Stockholder: _____________



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